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                                                                    EXHIBIT 23.3


                   [LETTERHEAD OF PHILIPS & ASSOCIATES,P.C.]
                         Certified Public Accountants


                 CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS
                 --------------------------------------------


     We have issued our reports dated January 21, 1997 and January 12, 1996, accompanying the financial statements of The Bank of The Southwest, N.A. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                    /s/ Philips & Associates, P.C.
                                    Philips and Associates, P.C.

Durango, Colorado
July 22, 1997